SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   November 20, 1998
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                            ILX Resorts Incorporated
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             (Exact Name of Registrant as Specified in its Charter)



          Arizona                      001-13855                 86-054171
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)



          2111 East Highland Avenue, Suite 210, Phoenix, Arizona 85016
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               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code (602) 957-2777
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

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On November 20, 1998, Deloitte & Touche LLP ("D&T") resigned as the principal independent accountants for ILX Resorts Incorporated (the "Company"). D&T delivered its resignation at a meeting held with the Audit Committee of the Company's Board of Directors. Prior to such meeting, the Audit Committee had determined to terminate D&T as a result of issues relating to the Company's evaluation of the quality of service provided by D&T.

     D&T advised the Audit Committee that it was resigning due to a disagreement over the proper treatment of the extinguishment by the Company of certain debt. In September 1998, the Company prepaid a promissory note to an affiliated party in exchange for the forgiveness of $200,000 of the principal amount of such note. This transaction was reflected as approximately $200,000 of income in the Company's income statement for the fiscal quarter ended September 30, 1998. The nature of this transaction was also disclosed in Note 3 to the Company's financial statements for such period. D&T indicated that its view was that, because this transaction was with a related party, it should have been treated as a capital transaction under APB 26. The Company believes that its treatment of this extinguishment of debt is consistent with Paragraph 20 of APB 26.

     Neither of D&T's reports on the Company's financial statements for the last two years contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during such periods and the period from December 31, 1997 until the date of D&T's resignation, except for the disagreement discussed in the preceding paragraph, there were no disagreements or "reportable events", as contemplated by Item 304(a)(1) (iv) and (v), respectively, under Regulation S-K.

     The Company has provided D&T with a copy of the foregoing disclosure, and has requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. The Company will file a copy of such letter by an amendment to this Report on Form 8-K promptly following its receipt from D&T.

     The Company has not yet engaged a new independent accounting firm to audit its financial statements. However, the Company will authorize D&T to respond fully to the inquiries of the successor accountant concerning the subject mater of the disagreement discussed above.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ILX RESORTS INCORPORATED


                                                By: /s/ Joseph P. Martori
                                                   ---------------------------
                                                     Joseph P. Martori
                                                     Chief Executive Officer


Date: November 30, 1998